                                                                    EXHIBIT 99.1

                  TRANSWITCH CORPORATION        NEWS RELEASE

               TRANSWITCH CORPORATION ANNOUNCES RECORD REVENUES
               ------------------------------------------------
                AND RECORD PROFITABILITY FOR THE FOURTH QUARTER
                -----------------------------------------------

(Shelton, CT) January 18, 2001 -- TranSwitch Corporation (NASDAQ:TXCC) announced today that it posted record revenue of $51,052,000 and record pro forma net income of $15,024,000, or diluted earnings per share as adjusted of $0.19, for the fourth quarter of 2000. Reported revenues represent increases of 20% over the third quarter of 2000 and 121% over the fourth quarter of 1999.

   Financial highlights for the fourth quarter of 2000 include the following:

      .  Quarterly total revenues up 121% over fourth quarter 1999
      . Quarterly pro forma operating income up 199% over fourth quarter 1999 . Quarterly total revenues up 20% sequentially over third quarter 2000 . Gross margin increased to 71.7% from 70.6% in the third quarter 2000

   For the twelve months of 2000, the consolidated financial highlights are as follows:

      .  Revenues up 111% over the same period of 1999
      .  Pro forma operating income up 229% over the same period of 1999

Total revenues for the fourth quarter of 2000 were $51,052,000, an increase of 121% over total revenues of $23,097,000 reported for the fourth quarter of 1999. For the year 2000, revenues were $155,083,000, an increase of 111% over revenues of $73,533,000 for the same period in 1999. In addition, TranSwitch reported pro forma operating income of $20,254,000 for the fourth quarter 2000, an increase of 199% over operating income of $6,760,000 reported in the fourth quarter of 1999. For the year 2000, pro forma operating income was $58,563,000, an increase of 229% over operating income of $17,817,000 for the same period in 1999.

                                    -more-

   TRANSWITCH CORPORATION ANNOUNCES RECORD REVENUES AND RECORD PROFITABILITY
                            FOR THE FOURTH QUARTER

                                                                   CONTINUED -2-

In the fourth quarter of 2000, TranSwitch's pro forma effective tax rate was 37%, resulting in pro forma net income of $15,024,000, or $0.19 per diluted share as adjusted. Net income for the fourth quarter of 1999 was $7,552,000, or $0.09 per diluted share, based on an effective tax rate of 8.4%. The pro forma net income for the year 2000, taxed at the pro forma effective tax rate of 36%, was $42,702,000, or $0.52 per diluted share as adjusted, compared with net income of $25,334,000, or $0.31 per share for year 1999, which included a tax benefit of approximately $4,500,000 related to the reversal of the Company's deferred tax valuation allowance.

The pro forma net income for the fourth quarter of 2000 excludes $231,000 for amortization of goodwill and other purchased intangible assets related to the acquisition of Alacrity Communications, Inc. in July 2000. For the twelve months of 2000, the pro forma net income excludes $384,000 for amortization of goodwill and other purchased intangible assets and a one-time write-off of $2,800,000 for in process R&D related to the acquisition of Alacrity Communications, Inc. and one-time merger costs of $1,163,000 related to the combination with EASICS NV completed in May 2000.

The actual net income for the fourth quarter 2000 was $14,793,000, or $0.17 per diluted share, and for the full year 2000 was $38,355,000, or $0.44 per diluted share.

"With this quarter, our revenues have grown for seventeen quarters consecutively, and we also have had sequential growth in profitability on a pro forma basis for the last fourteen quarters. Also, in addition to generating $24 million in cash this quarter, we are pleased that our gross margin has increased to 71.7%," commented Dr. Santanu Das, President and CEO of TranSwitch Corporation.

"During this year, we further strengthened our product portfolio and engineering resources with the acquisition of Alacrity Communications, Inc. located in Milpitas, California and combination with EASICS NV located in Leuven, Belgium. With these transactions, TranSwitch gains access to highly innovative VLSI technology for integrated data, voice and video switching and traffic management, strengthening our position as a leading developer and global supplier of innovative high-speed VLSI semiconductor solutions," added Dr. Das. "In addition, TranSwitch opened its first European Design Center in Lausanne, Switzerland. Located in close proximity to EPFL (Ecole Polytechnique Federale de Lausanne) and the

                                    -more-

   TRANSWITCH CORPORATION ANNOUNCES RECORD REVENUES AND RECORD PROFITABILITY
                            FOR THE FOURTH QUARTER

                                                                   CONTINUED -3-

University of Lausanne, enabling us to have access to world-class systems and VLSI design expertise.

Currently, the design center is focused on developing products for multi-service access applications."

   Additional highlights of the Company's year 2000 achievements are as follows:

      . The Company raised $460 million through a private offering of convertible notes.

      . The Fabless Semiconductor Association recognized TranSwitch for its "outstanding financial performance" at their December 7, 2000 awards ceremony.

      . The Company acquired Alacrity Communications, Inc. located in Milpitas CA..

      . TranSwitch President and CEO, Dr. Santanu Das, was named Entrepreneur of the Year by Ernst & Young LLP for the Southwest Connecticut / New York Hudson Valley in the Technology and Communications category.

      . The Company combined with EASICS NV, a Belgium-based design company with extensive design expertise in VHDL-based digital ASIC design for telecommunications and data communications.

      . The Company established an alliance with OptiX Networks, Inc. to develop VLSI devices for converged networks.

      . The Company expanded its executive team by appointing Cliff Ficke, formerly of NEC, as the new Vice President of Worldwide Sales.

      .  TranSwitch opened its European Design Center in Lausanne, Switzerland.

TranSwitch is targeting three fast-growing end markets in the communications semiconductor sector - namely, the Public Network Infrastructure, Internet Infrastructure and the corporate Wide Area Network (WAN).

"We believe," Dr. Das concluded, "that our record revenue and profitability in the fourth quarter as well as the full year 2000 reflect the strength of these end-markets - as well as TranSwitch's strong position in this space. The continued strong book-to-bill ratio and our solid track record in the last four years give us the confidence that we are beginning the new year with positive anticipation."

                                    -more-

   TRANSWITCH CORPORATION ANNOUNCES RECORD REVENUES AND RECORD PROFITABILITY
                            FOR THE FOURTH QUARTER

                                                                   CONTINUED -4-

                            TranSwitch Corporation
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                   (in thousands, except for per share data)
                                  (unaudited)

                                                 Three Months Ended                  Twelve Months Ended
                                                     December 31,                        December 31,
                                                   2000         1999                  2000           1999
                                                   ----         ----                  ----           ----

     TOTAL REVENUES                              $51,052      $23,097               $155,083        $73,533
     Total cost of revenues                       14,452        7,527                 46,147         25,210
                                                 -------      -------               --------        -------

     GROSS PROFIT                                 36,600       15,570                108,936         48,323

     Operating expenses:
      Research and development                     8,307        4,294                  24,221         14,543
      Marketing and sales                          6,340        3,394                  20,518         12,098
      General and administrative                   1,699        1,122                   5,634          3,865
                                                  ------       ------               ---------        -------
     Total operating expenses                     16,346        8,810                  50,373         30,506

     Operating income                             20,254        6,760                  58,563         17,817

     Interest income, net                          3,445        1,485                   8,522          4,705
                                                 -------      -------               ---------        -------

     Income before income taxes                   23,699        8,245                  67,085         22,522

     Provision (benefit) for income taxes          8,675          693                  24,383         (2,812)
                                                 -------      -------               ---------        -------

     NET INCOME                                  $15,024      $ 7,552               $  42,702        $25,334
     ==========                                  =======      =======               =========        =======

     DILUTED EARNINGS PER SHARE                    $0.17        $0.09                   $0.44          $0.31
     ==========================                    =====        =====                   =====          =====

     DILUTED EARNINGS PER SHARE - AS ADJUSTED      00.19        $0.09                   $0.52          $0.31
     ========================================      =====        =====                   =====          =====

     Diluted weighted average shares outstanding  89,500       84,326                  87,559         81,596

     Diluted weighted average shares outstanding  96,929       84,326                  90,035         81,596
     - as adjusted

1. The above pro forma consolidated statement of operations for the three months ended December 31, 2000 excludes the impact of amortization of goodwill and purchased intangible assets of $231 related to the acquisition of Alacrity Communications, Inc. in July 2000.

2. The above pro forma consolidated statement of operations for the twelve months of 2000 excludes $384 impact of amortization of goodwill and purchased intangible assets and in process R&D of $2,800 related to the acquisition of Alacrity Communications, Inc. in July 2000 and $1,163 of costs in connection with the EASICS transaction completed in May 2000.

3. The above pro forma consolidated statements of operations also reflects the following:
       - 1999 taxes reflect the reversal of the deferred tax valuation allowance that resulted in a one time tax benefit.
       - Share and per share amounts have been adjusted for the 3 for 2 stock split effective January 11, 2000 and 2 for 1 stock split effective August 10, 2000.
       - For purposes of calculating diluted earnings per share the assumed conversion of convertible debt is not taken into consideration as it is anti-dilutive under GAAP.
       - For purposes of calculating diluted earnings per share as adjusted, we are including the assumed conversion of convertible debt, $3,240 of interest expense (after tax) is added to net income and 7,429 additional shares of common stock are assumed outstanding for the fourth quarter of 2000 and $3,786 of interest expense (after tax) is added to net income and 2,476 additional shares of common stock are assumed outstanding of the twelve months of 2000. This as adjusted calculation is not a GAAP presentation.

                                    -more-

   TRANSWITCH CORPORATION ANNOUNCES RECORD REVENUES AND RECORD PROFITABILITY
                            FOR THE FOURTH QUARTER

                                                                   CONTINUED -5-

                            TranSwitch Corporation
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (in thousands, except for per share data)
                                  (unaudited)

                                                         Three Months Ended           Twelve Months Ended
                                                             December 31,                 December 31,
                                                          2000          1999           2000           1999
                                                          ----          ----           ----           ----

     TOTAL REVENUES                                      $51,052      $23,097       $155,083        $73,533
     Total cost of revenues                               14,452        7,527         46,147         25,210
                                                         -------      -------       --------        -------

     GROSS PROFIT                                         36,600       15,570        108,936         48,323

     Operating expenses:
       Research and development                            8,307        4,294         24,221         14,543
       Marketing and sales                                 6,340        3,394         20,518         12,098
       General and administrative                          1,699        1,122          5,634          3,865
       Amortization of goodwill for purchased intangibles    231            0            384              0
       Purchased in-process R&D charges                        0            0          2,800              0
       Merger costs                                            0            0          1,163              0
                                                         -------      -------       --------        -------
     Total operating expenses                             16,577        8,810         54,720         30,506

     Operating income                                     20,023        6,760         54,216         17,817

     Interest income, net                                  3,445        1,485          8,522          4,705
                                                         -------      -------       --------        -------

     Income before income taxes                           23,468        8,245         62,738         22,522

     Provision (benefit) for income taxes                  8,675          693         24,383         (2,812)
                                                         -------      -------       --------        -------

     NET INCOME                                          $14,793      $ 7,552       $ 38,355        $25,334
     ==========                                          =======      =======       ========        =======

     BASIC EARNINGS PER SHARE                              $0.18        $0.10          $0.47          $0.33
     ========================                              =====        =====          =====          =====

     DILUTED EARNINGS PER SHARE                            $0.17        $0.09          $0.44          $0.31
     ==========================                            =====        =====          =====          =====

     Basic weighted average shares outstanding            83,324        78,782        81,681         76,676

     Diluted weighted average shares outstanding          89,500        84,326        87,559         81,596

The above consolidated statements of operations reflect the following:
       - 1999 taxes reflect the reversal of the deferred tax valuation allowance that resulted in a one-time tax benefit.
       - Share and per-share amounts have been adjusted for the 3-for-2 stock split effective January 11, 2000 and 2-for-1 stock split effective August 10, 2000.
      - For purposes of calculating diluted earnings per share the assumed conversion of convertible debt is not taken into consideration as it is anti-dilutive.

                                    -more-

   TRANSWITCH CORPORATION ANNOUNCES RECORD REVENUES AND RECORD PROFITABILITY
                            FOR THE FOURTH QUARTER

                                                                   CONTINUED -6-
                            TranSwitch Corporation
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                         December 31,                 December 31,
                                                            2000                         1999
                                                         (unaudited)
     ASSETS
     ======
     Cash and short term investments                      $564,123                     $ 75,802
     Accounts receivable, net                               28,443                       13,208
     Inventory                                              14,898                        7,900
     Other current assets                                    9,360                        5,242
                                                          --------                     --------
     Total current assets                                  616,824                      102,152

     Long term investments                                  54,183                       36,003
     Property and equipment, net                            13,464                        7,563
     Deferred taxes                                         22,019                       11,624
     Other assets                                           35,140                        4,725
                                                          --------                     --------
     TOTAL ASSETS                                         $741,630                     $162,067
     ============                                         ========                     ========

     LIABILITIES AND STOCKHOLDERS' EQUITY
     ====================================
     Accounts payable & accrued expenses                  $  9,992                     $  4,961
     Other liabilities                                      13,747                        4,752
                                                          --------                     --------
     Total current liabilities                              23,739                        9,713

     Long term lease obligations                               245                          216
     Convertible debt                                      460,000                            0
                                                          --------                     --------
     Total liabilities                                     483,984                        9,929

     Total stockholders' equity                            257,646                      152,138
                                                          --------                     --------
     TOTAL LIABILITIES & STOCKHOLDERS' EQUITY             $741,630                     $162,067
     ========================================             ========                     ========

ABOUT TRANSWITCH CORPORATION:
  TranSwitch Corporation, headquartered in Shelton, Connecticut, is a leading developer and global supplier of innovative high-speed VLSI semiconductor solutions - Connectivity Engines (TM)- to original equipment manufacturers who serve three fast-growing end-markets: the Worldwide Public Network Infrastructure, the Internet Infrastructure, and corporate Wide Area Networks
  (WANs). Combining its in-depth understanding of applicable global communication standards and its world-class expertise in semiconductor design, TranSwitch Corporation implements communications standards in VLSI solutions that deliver high levels of performance. Committed to providing high-quality products and service, TranSwitch is ISO 9001 registered. Detailed information on TranSwitch products, news announcements, seminars, service and support is available on TranSwitch's home page at the World Wide Web site - http://www.transwitch.com.

  Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements regarding TranSwitch and its operations involve risks and uncertainties, including without limitation risks of dependence on third-party VLSI fabrication facilities, intellectual property rights and litigation; risks in technology development and commercialization; risks in product development and market acceptance of and demand for TranSwitch's products and products developed by TranSwitch's customers; risks of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks associated with competition and competitive pricing pressures; risks associated with foreign sales and high customer concentration; risks associated with acquiring new businesses; risks of failing to attract and retain key managerial and technical personnel; and other risks detailed in TranSwitch's filings with the Securities and Exchange Commission.

  For more information contact:
  Michael F. Stauff, Chief Financial Officer
  TranSwitch Corporation
  Phone: 203/929-8810 Fax: 203/926-9453
  www.transwitch.com
  ------------------

                                    -more-